                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: APRIL 2, 2000

                      HIGH VOLTAGE ENGINEERING CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                     1-4737                 04-2035796
--------------------------------------------------------------------------------
(State or Other Jurisdiction of  (Commission File Number)     (I.R.S. Employer
        Incorporation)                                       Identification No.)

         401 EDGEWATER PLACE, SUITE 680, WAKEFIELD, MASSACHUSETTS 01880
         --------------------------------------------------------------
                     Address of principal executive offices

       Registrant's telephone number, including area code: (781) 224-1001

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

            On January 18, 2000, the Registrant consummated the purchase of all of the outstanding capital stock of Ansaldo Sistemi Industriali, S.p.A., an Italian corporation, and subsidiaries ("ASI"), from Ansaldo Invest S.p.A., an Italian corporation, which is the corporate parent of ASI and a subsidiary of Finmeccanica S.p.A., for an aggregate purchase price of $28,084,000. The registrant used a combination of cash on hand and Italian bank financing to fund the purchase price for the stock of ASI. ASI, whose principal office is located in Genoa, Italy, is a manufacturer of electrical and automations systems, power electronics, motors and generators for various applications and industrial sectors, such as: iron & steel, non-ferrous metals, pulp & paper, rubber & plastics, power generation, cement, marine & offshore, chemical & petrochemical, cable transport, glass, textile, food and water treatment.

            ASI has significant industrial automation solutions experience throughout Europe, the Middle East and Asia. ASI provides a strong European operations base including six locations in Italy: Genoa, Milan, Montebello, Brendola, Monfalcone and Trieste. In addition, ASI has facilities in Dusseldorf, Germany, Roche-La-Moliere, France, Houston, U.S.A. (Ansaldo Ross Hill, Inc.), Calgary and Edmonton, Canada, and High Wycombe and Chesterfield, United Kingdom (Hill Graham Controls, Ltd.) ASI also has equity investments in two companies located in Russia and India.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial Statements.

      ANSALDO SISTEMI INDUSTRIALI S.p.A. AND SUBSIDIARIES

                                                                                                       Page
                                                                                                       ----
Consolidated Financial Statements - December 31, 1999, December 31, 1998 and December 31, 1997
  Report of PricewaterhouseCoopers SPA, Independent Certified Public Accountants....................     4
  Consolidated Balance Sheets.......................................................................     5
  Consolidated Statements of Operations.............................................................     6
  Consolidated Statements of Stockholders' Deficiency..............................................      7
  Consolidated Statement of Cash Flows..............................................................     8
  Notes to Consolidated Financial Statements........................................................     9

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Ansaldo Sistemi Industriali SpA

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income (loss), of cash flows and of changes in stockholders equity (deficit) present fairly, in all material respects, the financial position of Ansaldo Sistemi Industriali SpA and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS SPA

Genova, Italy
March 31, 2000

              ANSALDO SISTEMI INDUSTRIALI S.p.A. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 and 1998
           (Amounts in millions of ITL except for per share amounts)

                                                                                               1999        1998
                                                                                           ITL/000,000 ITL/000,000
                                                                                           ----------- -----------
Assets
Current assets
  Cash....................................................................................       9,364      15,990
  Trade receivables - external............................................................     133,986     174,857
  Trade receivables - related parties.....................................................       7,681      17,595
  Inventories (Note 3)....................................................................      24,527      27,969
  Cost in excess of billings (Note 4).....................................................      23,355      35,184
  Other current assets (Note 5)...........................................................      10,068      13,159
                                                                                            ----------  ----------
    Total current assets..................................................................     208,981     284,754
Property, plant and equipment, net (Note 6)...............................................      32,323      24,355
Other assets (Note 7).....................................................................       5,367       5,484
                                                                                            ----------  ----------
TOTAL ASSETS                                                                                   246,671     314,593
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Liabilities and stockholders' deficit
Current Liabilities
  Bank overdraft..........................................................................       6,156      23,359
  Trade payable - external................................................................      62,117      79,581
  Trade payable - related parties.........................................................      32,317      41,963
  Current maturities of long-term debt....................................................         570         462
  Advances from parent (Note 14)..........................................................      75,415     106,759
  Billings in excess of cost (Note 4).....................................................       9,478       5,320
  Other current liabilities...............................................................      36,946      40,421
                                                                                            ----------  ----------
    Total current liabilities.............................................................     222,999     297,865

Employee benefit obligations (Note 9).....................................................      45,698      46,130

Long-term debt (Note 10)..................................................................       4,108       1,752

Commitments and contingencies
                                                                                            ----------  ----------
    Total liabilities                                                                          272,805     345,747
                                                                                            ----------  ----------
Minority interest.........................................................................          99         282
                                                                                            ----------  ----------
Stockholders' deficit
  Common stock, par value ITL 1,000, authorized,
        issued and outstanding 41,874,000 shares
        in 1999 and 61,473,000 in 1998....................................................      41,874      61,473
  Additional paid-in capital..............................................................      81,072           0
  Accumulated deficit.....................................................................    (149,928)    (93,001)
  Accumulated other comprehensive income..................................................         749          92
                                                                                            ----------  ----------
    Total stockholders' deficit...........................................................     (26,233)    (31,436)
                                                                                            ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                    246,671     314,593
                                                                                            ----------  ----------
                                                                                            ----------  ----------






        The accompanying notes are an integral part of these statements.

               ANSALDO SISTEMI INDUSTRIALI S.p.A. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
                FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                         (Amounts in millions of ITL)

                                                                                 1999        1998        1997
                                                                              ITL/000,000 ITL/000,000 ITL/000,000
                                                                              ----------- ----------- -----------
Net sales...................................................................     393,371     485,304     481,644

Cost of sales...............................................................    (340,377)   (407,919)   (410,555)
                                                                               ----------  ----------  ----------
  Gross profit..............................................................      52,994      77,385      71,089

Operating expenses
Research and development....................................................      (7,511)    (12,244)    (10,226)
Selling, general, and administrative........................................     (75,730)    (76,003)    (62,543)
Provision for doubtful accounts.............................................      (3,959)     (1,235)     (1,439)
Depreciation and amortization...............................................      (6,963)     (6,590)     (4,388)
                                                                               ----------  ----------  ----------
  Total operating expense...................................................     (94,163)    (96,072)    (78,596)
                                                                               ----------  ----------  ----------
Loss from operations........................................................     (41,169)    (18,687)     (7,507)
                                                                               ----------  ----------  ----------
Other income (expense)
  Interest income...........................................................       1,899       1,022       1,722
  Interest expense..........................................................      10,064      10,621       9,961
  Gain (loss) on disposal of fixed assets...................................          --        (397)     17,578
  Other.....................................................................      (2,494)       (385)      2,596
                                                                               ----------  ----------  ----------
  Total other income (expense)..............................................     (10,659)    (10,381)     11,935
                                                                               ----------  ----------  ----------
Income (loss) before minority interest and income taxes.....................     (51,828)    (29,068)      4,428

Minority interest...........................................................         183         152          (5)

Income taxes (Note 15)......................................................      (5,282)     (4,402)       (840)
                                                                               ----------  ----------  ----------
Net income (loss)...........................................................     (56,927)    (33,318)      3,583
                                                                               ----------  ----------  ----------
Other comprehensive income:
  Effect of exchange rates on foreign currency..............................         657      (1,162)      1,271
                                                                               ----------  ----------  ----------
Comprehensive income (loss).................................................     (56,270)    (34,480)      4,854
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------



        The accompanying notes are an integral part of these statements.

               ANSALDO SISTEMI INDUSTRIALI S.p.A. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 and 1997
                          (Amounts in millions of ITL)

                                                        Total                                              Accumulated
                                                     stockholders'              Additional    Retained        other
                                                        equity       Capital      paid-in     earnings    comprehensive
                                                       (deficit)      stock       capital     (deficit)      income
                                                     -------------  ---------  ------------  -----------  -------------
Balance - Jan. 1, 1997.............................        3,461      1,500             0        2,158            (17)

  Comprehensive income:
      Net income...................................        3,583                                 3,583
      Adjustments from foreign currency
        translation................................        1,271                                                1,271
                                                     -------------  ---------  ------------  -----------  -------------

Balance - Dec. 31, 1997............................        8,495      1,500             0        5,741          1,254

  Stock dividend...................................            0     59,973                    (59,973)

  Dividend to parent...............................       (5,451)                               (5,451)

  Comprehensive income:
      Net loss.....................................      (33,318)                              (33,318)
      Adjustments from foreign currency
        translation................................       (1,162)                                              (1,162)
                                                     -------------  ---------  ------------  -----------  -------------

Balance - Dec. 31, 1998............................      (31,436)    61,473             0      (93,001)            92

  Reduction of capital stock to
      additional paid-in capital...................            0    (19,599)       19,599

  Capital contribution.............................        4,800                    4,800

  Parent forgiveness of debt.......................       56,673                   56,673

  Comprehensive income:
      Net loss.....................................      (56,927)                              (56,927)
      Adjustments from foreign currency
        translation................................          657                                                  657
                                                     -------------  ---------  ------------  -----------  -------------

Balance - Dec. 31, 1999............................      (26,233)    41,874        81,072     (149,928)           749
                                                     -------------  ---------  ------------  -----------  -------------
                                                     -------------  ---------  ------------  -----------  -------------





        The accompanying notes are an integral part of these statements.

              ANSALDO SISTEMI INDUSTRIALI S.p.A. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 and 1997
                         (Amounts in millions of ITL)

                                                                                    1999         1998         1997
                                                                                 ITL/000,000  ITL/000,000  ITL/000,000
                                                                                 -----------  -----------  -----------
Cash flows from operating activities
  Net income (loss)............................................................    (56,927)     (33,318)       3,583
  Adjustments to reconcile net income (loss) to
      net cash provided by (used in) operating activities:
      Minority interest income.................................................       (183)        (152)           5
      Depreciation and amortization............................................      6,963        6,590        4,388
      Gain (loss) on disposal of fixed assets..................................          -          397      (17,578)
      Change in assets and liabilities
      Decrease (increase) in accounts receivable...............................     50,785       37,995     (138,407)
      Decrease (increase) in inventories.......................................      3,442        7,905      (16,607)
      Decrease (increase) in cost in excess of billings........................     11,829       (6,440)     (17,789)
      Decrease (increase) in other current assets..............................      3,091        9,698      (17,565)
      Increase (decrease) in accounts payable..................................    (27,110)    (113,966)     137,659
      Increase (decrease) in billings in excess of costs.......................      4,158       (5,754)       3,144
      Increase in other current liabilities....................................     (3,475)       6,316       23,295
      Increase (decrease) in employee benefit obligation.......................       (432)       2,807       41,059
                                                                                 -----------  -----------  -----------
        Net cash provided by (used in) operating activities....................     (7,859)     (87,922)       4,987
                                                                                 -----------  -----------  -----------
 Cash flows from investing activities
   Purchase of property, plant and equipment, net..............................    (12,607)      (1,544)      (5,418)
   Increase in other assets....................................................        117       (2,249)        (604)
                                                                                 -----------  -----------  -----------
   Net cash used in investing activities.......................................    (12,490)      (3,793)      (6,022)
                                                                                 -----------  -----------  -----------
Cash flows from financing activities
  Increase in bank overdraft...................................................    (17,203)       4,579        6,291
  Advances from parent.........................................................     31,437      105,009       10,095
  Repayments to parent.........................................................    (62,781)      (8,345)           -
  Additions to capital.........................................................     56,673            -            -
  Dividend to parent...........................................................          -       (5,451)           -
  Change in long-term debt.....................................................        140         (248)      (7,046)
  Capital contributions........................................................      4,800            -            -
                                                                                 -----------  -----------  -----------
        Net cash provided by financing activities..............................     13,066       95,544        9,340
                                                                                 -----------  -----------  -----------
Net change in cash and cash equivalents........................................     (7,283)       3,829        8,305
Effect of exchange rate on cash and cash equivalents...........................        657       (1,162)       1,271
Cash and cash equivalents - beginning of period................................     15,990       13,323        3,747
                                                                                 -----------  -----------  -----------
Cash and cash equivalents - end of period......................................      9,364       15,990       13,323
                                                                                 -----------  -----------  -----------
                                                                                 -----------  -----------  -----------
Supplemental disclosure of cash flow information
------------------------------------------------
  Cash paid during the period for:
       Interest................................................................      8,598        9,429        8,806
       Income taxes............................................................        993        4,366        6,018

Supplemental Schedule of Non-cash Investing and Financing Activities
--------------------------------------------------------------------
  Property, plant, and equipment acquired through
      capital leases...........................................................      2,324            -            -
  Reduction of capital stock to additional paid-in capital.....................     19,599            -            -





        The accompanying notes are an integral part of these statements.

               ANSALDO SISTEMI INDUSTRIALI S.p.A. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Amounts in million of ITL except per share amounts)

1. BASIS OF PRESENTATION

Ansaldo Sistemi Industriali S.p.A. (the "Company" or "ASI"), was incorporated in Italy in 1960, and in 1992 became a member of a group of companies controlled by Finmeccanica S.p.A. (the "Parent"), which in turn is controlled by the Italian Government holding company Istituto per la Ricostruzione Industriale-IRI S.p.A. ("IRI").

The Company is a designer and manufacturer of automated engineering systems for use in the manufacturing of steel and other metals, as well as variable frequency motors, drives, and electronic control systems, which are sold world-wide. The Company sells to a broad spectrum of original equipment manufacturers and end-users. The Company is considered to operate in a single segment.

In 1997, the Company started the actual operations after acquiring a line of business from its parent, which included a controlling interest in Carmetal S.r.l. ("Carmetal"), Ieg - Industrie Elettromeccaniche Giuliane S.p.A. ("IEG"), BMB Elettronica Industriale S.p.A. ("BMB"), Ansaldo Elco S.p.A. ("Elco"), Hill Graham Controls Ltd. ("Hill Graham"), Ansaldo BMB SA ("BMB SA"), Ansaldo Industrie Automation Gmbh ("AIA Gmbh"), and Ansaldo Loire Automation SA ("ALA SA"), Ansaldo Ross Hill ("Ross Hill"), and Ansaldo Deutschland Gmbh ("AD Gmbh"). These entities have been accounted for as a reorganization of companies under common control and, accordingly, have been reflected within the consolidated financial statements at historical cost, in a manner similar with that in pooling-of-interests accounting. The accompanying financial statements are based on the assumption that the companies were combined for the full year.

Effective December 31, 1999, all the outstanding shares of the Company were acquired by Hveasi Holdings B.V., a wholly owned subsidiary of High Voltage Engineering Corporation ("HVEC"), a U.S. company.

The Company's day to day funding requirements have been met by loans and advances provided by the Parent. The Parent company has continued to provide funding to the Company to allow it to meet its cash requirements until the sale to HVEC. Similar funding support will be necessary from the acquirer.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its domestic and foreign subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Foreign currency translation

The Company's functional and reporting currency is the Italian Lira. Transactions in foreign currencies are translated into each entity's functional currency at the exchange rate in effect on the transaction dates. Exchange differences arising from translating foreign currency receivables or payables at year-end exchange rates are charged or credited to current period net income.

Financial statements of foreign subsidiaries are translated into Italian Liras, assets and liabilities are translated at the year-end rate, while income and expenses are translated using the average rate for the year. Translation adjustments are included as a separate component of shareholders' equity.

Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Estimates made by the Company relate primarily to accounting for long-term contracts, depreciation, taxes, pension and contingencies, among others. Actual results could differ from those estimates, making it reasonably possible that a change in these estimates could occur in the near term.

Revenue recognition - Long-term contracts

The Company follows both the completed-contract method and the percentage-of completion methods of accounting for contract revenue. Contracts are considered complete upon completion of all essential contract work, including support for integrated testing and customer acceptance.

Under the completed-contract method revenue and costs of individual contracts less than one year in duration are included in operations in the year during hich they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs of uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a current liability.

Under the percentage-of-completion method, income is recognized on contracts in excess of one year in duration as work progresses based on the relationship between total contract revenues and total estimated contract costs. The percentage of work completed is determined by comparing the accumulated costs incurred to date with management's current estimate of total costs to be incurred at contract completion. Revenue is recognized on the basis of actual costs incurred plus the portion of income earned.

Contract costs include all direct material, subcontractor costs, and labor costs and those indirect costs related to contract performance. Revisions in profit estimates during the period of a contract are reflected in the accounting period in which the revised estimates are made on the basis of the stage of completion at that time. If estimated total costs on a contract indicate a loss, the entire amount of the estimated loss is provided for currently.

Costs and estimated earnings in excess of billings on uncompleted contracts represent revenue recognized in excess of amounts billed to customers. These amounts are not yet billable under the terms of the contracts and are recoverable from customers upon various measures of performance. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings to customers in excess of earned revenue and advances on contracts.

Revenue recognition - other

Sales of goods that are not part of a long-term contract are recognized upon shipment of products. Service revenue is recognized when the service is performed and accepted by the customer.

Cash and cash equivalents

Management considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents principally consists of time deposits and certificates of deposits.

Accounts receivable

Accounts receivable are reported at net realizable value. Net realizable value is equal to the gross amount of receivables less allowance for doubtful accounts of ITL 13,644 and ITL 4,668 at December 31, 1999 and 1998, respectively.

Inventories

Inventories are stated at the lower of cost or market. At December 31, 1999 and 1998, approximately 68% and 75% of the total amount of consolidated inventories is stated on the basis of the last-in, first-out (LIFO) method. All remaining inventories are valued using the first-in, first-out (FIFO) and average cost methods. The value of LIFO approximated FIFO as of December 31, 1999 and 1998.

Property, plant, and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided based on estimated useful asset lives and is computed on a straight-line method for financial reporting purposes. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. At the time property, plant and equipment is retired or otherwise disposed of, the cost and related accumulated depreciation are adjusted and any profit or loss on dispositions is included in the consolidated statement of income (loss).

The useful lives of property, plant, and equipment for purposes of computing depreciation are:

Buildings                                      33 years
Machinery and equipment                      4-10 years
Office furniture and equipment                5-8 years
Other                                         3-5 years

Income taxes

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

Deferred tax assets are subject to reduction by a valuation account if evidence indicates that it is more likely than not that some or all the deferred tax assets will not be realized.

Valuation of Long-Lived assets

The Company continually reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has determined that no provision is necessary for the impairment of long-lived assets.

Comprehensive income

Comprehensive income, consisting of net income and foreign currency translation adjustments, is presented in the statement of stockholders' equity (deficit).

Research and development costs

Research and development costs are charged to operations when incurred and are included in operating expenses. Research and development expense is presented net of government grant reimbursements when the requirements for the grant have been met.

Financial instruments and credit risk

In order to hedge exposures from firm commitments in foreign currencies, the Company at times enters into forward foreign exchange contracts, primarily related to long-term contracts which are settled in currencies other than the currency in which the costs are incurred. Gains and losses resulting from these instruments are recognized in the same period as the underlying hedged transaction.

As of December 31, 1999, the notional amount of forward exchange contracts, primarily to buy Italian Lire, totalled Lire 32,730. All of these contracts mature by December 31, 2000. The fair values of the Company's financial instruments are estimated based on quoted market prices for the same or similar issues, deferred unrealized gains and losses from hedging firm commitments are immaterial for all periods.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of billed and unbilled receivables.

Concentrations of credit risk with respect to billed and unbilled accounts obtaining letters of credit to ensure payment from international customers. Generally, collateral is not required of customers who are located in countries where the Company has operations.

The Company's forward exchange contracts contain credit risk in that its banking counter-parties may be unable to meet the terms of the agreements. The Company minimizes such risk by limiting its counter-parties to major financial institutions. In addition, the potential risk of loss with any one party resulting from this type of credit risk is monitored.

The Company does not use derivative financial instruments for speculative trading purposes, nor does it hold or issue leveraged derivative financial instruments.

New accounting pronouncements

During 1998 the Financial Accounting Standards Board ("FASB") issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounted and reporting standards for derivative instruments and hedging activities. The Company does not believed that adoption of this Statement will have a material impact on it's financial statements.

3. INVENTORIES

Inventories at December 31, 1999 and 1998 consist of:

                                                             1999          1998
                                                          ITL/000,000   ITL/000,000
                                                          -----------   -----------
Raw materials                                               22,636        23,586
Work in process                                              3,967         3,116
Finished goods                                                 350         2,203
                                                          -----------   -----------
                                                            26,953        28,905
Less: allowance for obsolete inventory                      (2,426)         (936)
                                                          -----------   -----------
                                                            24,527        27,969
                                                          ===========   ===========

4. COSTS IN EXCESS OF BILLINGS - BILLING IN EXCESS OF COSTS

Contract costs and related billings at December 31, 1999 and 1998 are summarized as follows:

                                                                                           1999             1998
                                                                                         ITL/000,000     ITL/000,000
                                                                                       --------------   --------------
Cost of uncompleted contracts                                                                 65,722           79,055
Related billings                                                                             (47,257)         (49,342)
                                                                                       --------------   --------------
Excess of costs over billings - Completed contract method                                     18,465           29,713
                                                                                       --------------   --------------
Cost incurred and income recognized on uncompleted contracts                                 322,347          311,598
Related billings                                                                            (317,457)        (306,127)
                                                                                       --------------   --------------
Excess of costs over billings - Percentage of completion method                                4,890            5,471
                                                                                       --------------   --------------
TOTAL COSTS IN EXCESS OF BILLINGS                                                             23,355           35,184
                                                                                       ==============   ==============



                                                                                            1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       ---------------  ---------------
Billings on uncompleted contracts                                                               4,202           21,507
Related costs                                                                                  (3,724)         (17,922)
                                                                                       ---------------  ---------------
Excess of billings over costs - Completed contract method                                         478            3,585
                                                                                       ---------------  ---------------
Billings on uncompleted contracts                                                              56,697           22,694
Related costs incurred and income recognized                                                  (47,697)         (20,959)
                                                                                       ---------------  ---------------
Excess of billings over costs - Percentage of completion method                                 9,000            1,735
                                                                                       ---------------  ---------------
TOTAL BILLINGS IN EXCESS OF COSTS                                                               9,478            5,320
                                                                                       ===============  ===============



5. OTHER CURRENT ASSETS

Other current assets at December 31, 1999, and 1998 consist of:

                                                                                            1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       ---------------  ---------------
VAT receivable                                                                                  2,332            1,958
Advances to employees                                                                           2,253            4,047
Deferred income taxes                                                                             375            1,363
Prepayments and other receivables                                                               5,108            5,791
                                                                                       ---------------  ---------------
                                                                                               10,068           13,159
                                                                                       ===============  ===============

6. PROPERTY, PLANT, AND EQUIPMENT

Following is a summary of property, plant, and equipment at cost, less accumulated depreciation at December 31, 1999 and 1998:

                                                                                            1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       ---------------  ---------------
Land and buildings                                                                             22,232           10,801
Land and buildings (leased)                                                                       865              865
Machinery and equipment                                                                        45,404           48,411
Machinery and equipment (leased)                                                                2,324                   -
Office furniture and equipment                                                                 15,260            9,761
Leasehold improvements                                                                          5,095            4,942
Other                                                                                           1,253            1,120
                                                                                       ---------------  ---------------
                                                                                               92,433           75,900
Less: accumulated depreciation and amortization                                               (60,110)         (51,545)
                                                                                       ---------------  ---------------
                                                                                               32,323           24,355
                                                                                       ===============  ===============


Amortization of assets under capital lease is included in depreciation expense for the period. Depreciation expense was Lire 6,963, Lire 6,590 and Lire 4,388 for the periods ending December 31, 1999, 1998 and 1997, respectively.

7. OTHER ASSETS

Other assets at December 31, 1999, and 1998 consist of:

                                                                                            1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       ---------------  ---------------
Prepaid taxes on severance indemnities                                                          4,123            4,024
Other                                                                                           1,244            1,460
                                                                                       ---------------  ---------------
                                                                                                5,367            5,484
                                                                                       ===============  ===============



8. OTHER CURRENT LIABILITIES

Other current liabilities at December 31, 1999, and 1998 consist of:

                                                                                            1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       ---------------  ---------------
Salaries                                                                                        8,209           10,050
Payroll taxes                                                                                  10,013           10,375
Commission                                                                                      1,378            2,048
Accrued liabilities                                                                            11,064            7,618
Income taxes payable                                                                                   -         1,723
Other                                                                                           6,282            8,607
                                                                                       ---------------  ---------------
                                                                                               36,946           40,421
                                                                                       ===============  ===============

9. EMPLOYEE BENEFIT OBLIGATIONS

Employee benefit obligations at December 31, 1999 and 1998 consist of:

                                                                                            1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       ---------------  ---------------
Severance indemnity                                                                            44,889           44,944
Other                                                                                             809            1,186
                                                                                       ---------------  ---------------
                                                                                               45,698           46,130
                                                                                       ===============  ===============



The following is a description of the more significant post-employment benefit plans.

Severance indemnity

In accordance with the Italian Law, the Company has an unfunded severance plan under which all employees are entitled to receive severance indemnities (Trattamento di Fine Rapporto or "TFR") upon termination of their employment. The amount payable is based on salary paid and increases in cost of living. The severance indemnities accrue approximately at the rate of 1/13.5 of the gross salaries paid during the year, and are revalued applying a cost of living factor established by the Italian Government. The amounts accrued become payable upon termination of the individual employee, for any reason, e.g., retirement, dismissal or reduction in work force. Employees are fully vested in TFR benefits after their first year of service. The amount shown in the accompanying financial statements represents the actual liability at the balance sheet date. The following details the changes for the years ended December 31, 1999 and 1998:

                                                                                           1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       --------------   --------------
Balance, beginning of period                                                                  44,944           44,415
Severance indemnity expense for the period                                                     5,995            5,472
Indemnities paid during the period                                                            (6,050)          (4,943)
                                                                                       --------------   --------------
Balance, end of period                                                                        44,889           44,944
                                                                                       ==============   ==============




Severance indemnity expense for the years ended December 31, 1999, 1998 and 1997, includes the following components:

                                                                           1999             1998             1997
                                                                       ITL/000,000      ITL/000,000      ITL/000,000
                                                                      ---------------  ---------------  ---------------
Revaluation of indemnities accrued
    at the beginning of the year                                               1,170            1,586              967
Indemnities accrued for the period                                             4,825            3,886            3,135
                                                                      ---------------  ---------------  ---------------
                                                                               5,995            5,472            4,102
                                                                      ===============  ===============  ===============



Defined benefit plan

Hill Graham (UK) sponsors a defined benefit pension plan (the "Plan") covering all eligible employees. The Plan is non-contributory. The accrual rate of this Plan is 1/60th of Final Pensionable Salary (as defined) for each year of Pensionable Service.

Hill Graham's funding policy for the Plan is to contribute actuarially determined amounts into a trust fund at a rate that is intended to remain at a pre-determined percentage of total pensionable payroll.

The funded status of the Plan and the resulting prepaid pension benefit are summarized as follows:

                                                                           1999             1998             1997
CHANGES IN BENEFIT OBLIGATIONS                                         ITL/000,000      ITL/000,000      ITL/000,000
                                                                      ---------------  ---------------  ---------------
Projected Benefit Obligation - beginning of period                            10,193            5,666            4,412
Service cost                                                                     832              414              363
Interest cost                                                                    591              411              393
Plan (gains) losses, net                                                        (838)           4,221            1,593
Foreign exchange impact                                                        1,176             (517)             573
Benefits paid                                                                 (3,119)              (3)          (1,668)
                                                                      ---------------  ---------------  ---------------
Projected Benefit Obligation - end of period                                   8,834           10,193            5,666
                                                                      ===============  ===============  ===============

                                                                           1999             1998             1997
CHANGES IN PLAN ASSETS                                                 ITL/000,000      ITL/000,000      ITL/000,000
                                                                      ---------------  ---------------  ---------------
Fair value of plan assets - beginning of period                                9,822            8,250            7,141
Actual return on plan assets                                                   2,090            1,064            1,010
Company contributions                                                            888            1,016              879
Foreign exchange impact                                                        1,240             (505)             888
Benefits paid                                                                 (3,119)              (3)          (1,668)
                                                                      ---------------  ---------------  ---------------
Fair value of plan assets - end of period                                     10,921            9,822            8,250
                                                                      ===============  ===============  ===============

                                                                           1999             1998             1997
FUNDED STATUS                                                          ITL/000,000      ITL/000,000      ITL/000,000
                                                                      ---------------  ---------------  ---------------
Plan assets in excess of (less than) benefit obligation                        2,086             (398)           2,584
Unrecognized:
  Net variation (asset) liability                                                427           (2,346)          (2,936)
  Plan (gains) losses, net                                                    (2,198)           3,725            1,352
                                                                      ---------------  ---------------  ---------------
Prepaid benefit cost                                                             315              981              999
                                                                      ===============  ===============  ===============

                                                                           1999             1998             1997
WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31,                             %                %                %
                                                                      ---------------  ---------------  ---------------
Discount rate for benefit obligation                                       6.3%             5.5%             7.5%
Expected return for plan assets                                            8.5%             8.5%             9.0%
Rate of compensation increase                                              5.0%             5.0%             5.0%


                                                                           1999             1998             1997
COMPONENTS OF NET PERIODIC PENSION COST                                ITL/000,000      ITL/000,000      ITL/000,000
                                                                      ---------------  ---------------  ---------------
Service cost                                                                     832              414              363
Interest cost                                                                    591              411              393
Expected return on plan assets                                                  (953)            (814)            (803)
Transition amount (asset) obligation                                              21             (112)            (123)
                                                                      ---------------  ---------------  ---------------
                                                                                 491             (101)            (170)
                                                                      ===============  ===============  ===============


Defined contribution plan

Ross Hill (USA) maintains a 401(k) Retirement Plan (the "Plan") for all eligible employees as defined in the Plan document. Under the Plan, employees may contribute up to 15% of their compensation, subject to US Federal taxing authorities limitations; the Company is required to make matching contributions at a rate of 100% for the first USD 250, plus 50% of any additional employee contribution, up to the next 5% of the employee compensation. Contributions made by each employee are fully vested at all times and are not subject to forfeiture. Employees begin to vest in the Company's contribution to the Plan after three years of service. Plan assets are invested in various mutual fund arrangements based on participant elections. The accompanying Statement of Income includes Company contribution expense for Lire 219, Lire 233 and Lire 238 for periods ending December 31, 1999, 1998 and 1997, respectively.

10. LONG-TERM DEBT AND CAPITAL LEASES

Long-term debt at December 31, 1999, and 1998 consist of:

                                                                                            1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       ---------------  ---------------
Obligations under capital leases                                                                2,705              921
Due to banks                                                                                    1,807              949
Others                                                                                            166              344
                                                                                       ---------------  ---------------
                                                                                                4,678            2,214
Less:  current portion of long-term debt                                                         (570)            (462)
                                                                                       ---------------  ---------------
                                                                                                4,108            1,752
                                                                                       ===============  ===============

Obligations under capital leases

The Company is the lessee of a building and certain automated machinery under capital leases expiring in various years through 2006. The assets and liabilities under capital leases are recorded at the present value of the minimum lease payments. Depreciation of the assets under capital lease is included in depreciation expense for the period and is based on the assets estimated useful life. Accumulated depreciation as of December 31, 1999, and 1998 was ITL 421 and ITL 200, respectively.

Minimum future lease payments as of December 31, 1999 for each of the next five years and in the aggregate are:

Year ending December 31:                                                       ITL/000,000
                                                                              ---------------
2000                                                                                     579
2001                                                                                     579
2002                                                                                     579
2003                                                                                     579
2004                                                                                     333
Subsequent to December 31, 2004                                                          417
                                                                              ---------------
Total minimum lease payments                                                           3,066
Less: amount representing interest                                                      (361)
                                                                              ---------------
Present value of minimum lease payments                                                2,705
                                                                              ===============



All leases provide for purchase options at the expiration of the lease; the minimum future lease payments above include the payments required to exercise the purchase options.

Bank loans

In (WHEN) the Company borrowed ITL 590 at 6% from an Italian financial institution. In 1999 the loan was entirely repaid. In 1996 and 1999, the Company borrowed ITL 1,504 and ITL 997 from the Italian Industry Ministry (Ministero dell'industria). The loans accrue interest at 8.4% and 2.8%, respectively, and are payable in 15 annual instalments through 2001 and 2014, respectively.

The following represents the maturities for each of the next five years and in the aggregate:

Year ending December 31:                                                       ITL/000,000
                                                                              ---------------
2000                                                                                     310
2001                                                                                     310
2002                                                                                      82
2003                                                                                      82
2004                                                                                      82
                                                                              ---------------
                                                                                         866
                                                                              ===============



11. CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL

In 1998, the Company distributed 59,973,000 new shares of its ITL 1,000 par value common stock to its stockholders. As a result of the stock dividend, common stock was increased by ITL 59,973 and retained earnings was decreased by ITL 59,973 at the same time.

In 1999, under Italian law the Company was forced to reduce its capital stock by ITL 19,599, transferring the balance to additional paid-in capital. This transfer was required due to the continuing losses of the Company. At the same time, 4,800 of additional paid-in capital was contributed by the Parent.

As of the end of December 1999, the Parent forgave ITL 56,673 of its inter-company receivable from the Company; the transaction was considered to be a capital contribution and is therefore reflected as a direct credit to additional paid-in capital.

12. RETAINED EARNINGS

Under Italian Business Law, Italian corporations are required to appropriate to a legal reserve not less than five percent of the net income for the period, until the legal reserve reaches an amount equal to twenty percent of the capital stock. The legal reserve is not available for distribution. Only the unappropriated portion of retained earnings included in the Italian company's statutory financial statements prepared in accordance with Italian GAAP is available for distribution. As of December 31, 1999, no amounts were available for dividends under Italian law.

Retained earnings as of December 31, 1999 and 1998 consists of:

                                                                          1999             1998
                                                                      ITL/000,000      ITL/000,000
                                                                     ---------------  ---------------
Legal reserve (restricted)                                                        0              127
Retained earnings (deficit) - Italian GAAP basis                                  0                0
Net loss for the period - Italian GAAP basis                                (10,077)         (24,526)
Increase in accumulated deficit due to
  US GAAP adjustments                                                      (139,851)         (68,602)
                                                                     ---------------  ---------------
                                                                           (149,928)         (93,001)
                                                                     ===============  ===============


14. RELATED-PARTY TRANSACTIONS

The Company purchases and sells inventory among the companies within the IRI group; also, various general and administrative expenses are charged between the Company and the other IRI group companies.

The Company maintains a "loans & exchange" interest bearing account with its parent; all payments and receipts with group companies are effected through this account. The outstanding account balance is charged an interest rate of 5.75% for all periods except for December 31, 1999 to the end of December 31, 1999, for which the rate was increased to 6.25%. The Company also maintains a bank account with Cofiri S.p.A., a financial institution owned by IRI.

In December 1999, the Company received an ITL 15,000 short-term loan from Hveasi Holdings B.V. The loans carries an interest rate of 5%. Of this amount, Lire 10 was forgiven by the HVEC in January 2000.

In December 1999, the Company acquired from it's Parent a building approximating the Parents carrying value of ITL 9,000.

Following is a summary of transactions and balances at December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997:

                                                                                            1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       ---------------  ---------------
Due to Cofiri (included in bank overdraft)                                                      5,061            7,706
Due to Parent (included in notes payable)                                                      60,415          106,759
Due to Hveasi Holdings B.V. (included in notes payable)                                        15,000                -
Accounts payable                                                                               32,317           41,963
Accounts receivable                                                                             7,681           17,595



                                                                           1999             1998             1997
                                                                       ITL/000,000      ITL/000,000      ITL/000,000
                                                                      ---------------  ---------------  ---------------
Expenses
  Purchases                                                                    4,267           11,394           33,453
  Services                                                                     8,113            6,230           28,788
  Interest                                                                     6,225            4,377            6,471
  Fixed assets                                                                 9,000                -                -
  Miscellanous                                                                     -              856              601

Revenues
  Sales                                                                       19,294           36,505          176,988
  Services                                                                       844              815            3,657
  Interest                                                                         -                7              967
  Miscellaneous                                                                8,508            5,663            7,993

15. INCOME TAXES

Generally, each subsidiary of the Company is a tax paying entity within its own country.

Effective for taxable years beginning on or after January 1, 1998, Italian income taxes consist of:

1.  Imposta sul Reddito delle Persone Giuridiche ("IRPEG") tax is determined
2.  applying a 37% rate to financial income before income taxes, adjusted for
3.  non-deductible and non-taxable items. A lower rate, 19%, can be applied to
4.  that portion of taxable income equal to the increase in shareholders' equity
5.  based on a specific formula. The overall income tax rate cannot be less than
6.  27%.
7. Imposta Regionale Attivita Produttive ("IRAP") tax is determined by applying
8.  a 4.25% rate to the "Net Production Value" ("NPV"). Among other items,
9. personnel costs, directors fees, bad debt, interest income, interest expense,
10. gain/loss on foreign currency transactions, dividend income, losses on
11. investments and taxes, are not deductible for IRAP purposes.  Due to the
12. nature of this tax, the Company always has a net cash payout and tax expense,
13. as IRAP is considered a tax on activity as opposed to just income.  For
14. financial reporting purposes, the tax is considered in tax expense.

Foreign subsidiaries compute taxes at rates in effect in the various countries. The earnings of all foreign subsidiaries are considered permanently invested.

Income tax expense for the years ended December 31, 1999, 1998 and 1997 consists of:

                                                                          1999             1998             1997
                                                                       ITL/000,000      ITL/000,000      ITL/000,000
                                                                      --------------   --------------   --------------
Current
     Italy                                                                   (4,016)          (4,270)               0
     Foreign                                                                    154              291             (930)
                                                                      --------------   --------------   --------------
          Total current income taxes                                         (3,862)          (3,979)            (930)
                                                                      --------------   --------------   --------------

Deferred

     Italy                                                                        0                0                0
     Foreign                                                                 (1,420)            (447)              90
                                                                      --------------   --------------   --------------
          Total deferred income (taxes) benefit                              (1,420)            (447)              90
                                                                      --------------   --------------   --------------
                                                                             (5,282)          (4,426)            (840)
                                                                      ==============   ==============   ==============

The following temporary differences give rise to the deferred tax assets at December 31, 1999 and 1998:

                                                                                           1999             1998
                                                                                        ITL/000,000      ITL/000,000
                                                                                       --------------   --------------
Deferred tax asset (liability):
       Net Operating Loss carryforwards                                                       32,643           13,580
       Provision for loss on investment                                                        8,284              604
       Allowance for doubtful accounts                                                         1,480              107
       Allowance for obsolete inventories                                                        435                    -
       Goodwill amortized for tax purposes                                                    22,275           25,588
       Intangibles amortized for tax purposes                                                    928            1,376
       Excess of financial over tax depreciation                                               3,160            1,638
       Unrealized gain on exchange                                                              (820)                   -
       Others                                                                                  1,937            1,530
                                                                                       --------------   --------------
                                                                                              70,322           44,423
Less. valuation allowance                                                                    (69,947)         (43,060)
                                                                                       --------------   --------------
                                                                                                 375            1,363
                                                                                       ==============   ==============




A valuation allowance has been recorded for virtually all of the deferred tax assets of the Company. The following is the details of the net changes in the valuation allowance:

                                                                                                         ITL/000,000
                                                                                                        ---------------
Balance - Jan. 1, 1997                                                                                            (240)

1997 change                                                                                                    (38,621)
                                                                                                        ---------------
Balance - Dec. 31, 1997                                                                                        (38,861)

1998 change                                                                                                     (4,199)
                                                                                                        ---------------
Balance - Dec. 31, 1998                                                                                        (43,060)

1999 change                                                                                                    (26,887)
                                                                                                        ---------------
Balance - Dec. 31, 1999                                                                                        (69,947)
                                                                                                        ===============

At December 31, 1999, the Company has available unused operating loss carryforwards that may be applied against future taxable income and that expire as follows:

               AMOUNT OF UNUSED                                      YEAR OF
          OPERATING LOSS CARRYFORWARDS                              EXPIRATION
                 ITL/000,000
                --------------                                     ---------------
                           73                                           2000
                           24                                           2001
                       16,663                                           2002
                       19,944                                           2003
                       30,979                                           2004
                       19,800                                           2014
                        7,583                                        Unlimited
                --------------
                       95,066
                ==============

As reflected in the accompanying financial statements, the Company has incurred substantial operating losses for the past three years, and has established a valuation allowance that substantially equals the existing deferred tax assets. Any benefit arising from the net operating loss carryforwards has been entirely negated by the corresponding increase in the valuation allowance account. Accordingly, tax expense generally represents the actual cash payments made in the applicable years and no reconciliation of the effective tax rate to the statutory tax rate has been enclosed. The Company expects that in future years, particularly due to the impact of the IRAP tax, that it will have net cash payments for tax expense.

16. COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases office space under operating leases expiring in various years through 2005. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1999 for each of the next five years and in the aggregate are:

Year ending December 31:                                        ITL/000,000
                                                               ---------------
2000                                                                    1,540
2001                                                                    1,366
2002                                                                    1,362
2003                                                                    1,362
2004                                                                      524
                                                               ---------------
                                                                        6,154
                                                               ===============



Rental expense under operating leases for the years ended December 31, 1999, 1998, and 1997 was ITL 3,848, ITL 3,598, and ITL 1,656, respectively.

Guarantees

In the normal course of business, the Company enters into various contracts that have provisions wherein certain financial penalties against the Company would go into effect should certain terms of performance not be achieved. Compliance with the contractual terms is guaranteed through performance bonds, which at December 31, 1999 approximate ITL 50,862.

Contingencies

There is currently a USD 5,000,000 negligence and product liability lawsuit against Ross Hill, which exceeds the USD 2,000,000 general liability insurance limits of coverage. It pertains to injuries of three employees of IPSCO Steel, due to an alleged malfunctioning of a product containing parts manufactured by Ross Hill, among others. Ansaldo Ross Hill is a co-defendant along with the other suppliers of the alleged defective product. Legal counsel has expressed no opinion as to the likelihood of an unfavorable outcome or the amount of the potential loss. The Company believes that a valid counterclaim to the lawsuit exists and that the amount of the ultimate loss to the Company, if any, will be entirely covered by the general liability insurance. Accordingly, no provision for loss is reflected in the accompanying financial statements.

In 1998, ASI repaid directly to the original third party lender a USD 300,000 loan received by Ansaldo VEI (Russia) from a Russian branch of the Bank of Austria. However, proper approval for this transaction was not obtained from the currency control authorities. Breaching the currency control regulations created a significant contingent liability. In addition, there is a tax exposure on such payment because under local law, it might be constructively treated as a gift to Ansaldo VEI and accordingly be subject to a 35% tax plus penalties. The total contingent liability is $300,000 for breaching currency control regulations and USD 170,000 for additional tax and penalties. A provision for loss of USD 170,000 has been charged to operations in the accompanying financial statements for 1999 as this amount is considered probable of assessment. The USD 300,000 is considered by management to be a possible assessment, and no accrual has been made.

17. SUBSEQUENT EVENT

On January 17, 2000 a syndicate of Italian banks loaned the Company Lire 40,000 as part of the HVEC acquisition funding. The debt is payable in five instalments of Lire 8,000 over the next five years, starting in December 2000. In exchange for the loan, the Company mortgaged all Italian property, and HVEC pledged the shares (and all future issuance of shares) of the Company against the loan. The mortgage issued to the banks is for Lire 80,000. In addition, the lending agreement carries with it certain restrictions, including the prohibition of the Company from paying management fees and dividends to HVEC and the requirement that the Company meet certain financial ratios in the future.

         (b)  Pro Forma Financial Statements.

    On July 2, 1999, Physical Electronics, Inc. ("PHI"), a wholly owned subsidiary of the Company, acquired all the outstanding capital stock of Charles Evans & Associates ("CE&A") pursuant to a Stock Purchase Agreement ("Agreement") among PHI and the shareholders of CE&A. Under the Agreement, the former shareholders of CE&A received in exchange for their stock an aggregate consideration of $37,600 in cash reduced by the amount of all debt of CE&A outstanding at the closing.

    On December 22, 1999, the Company acquired all the outstanding capital stock of Ansaldo Sistemi Industriali, S.p.A., an Italian corporation, and subsidiaries ("ASI"), from Ansaldo Invest, S.p.A., an Italian corporation, which is the corporate parent of ASI and a wholly owned subsidiary of Finmeccanica S.p.A. pursuant to a Stock Purchase Agreement ("Purchase Agreement") for an aggregate purchase price of $28,084,000 for cash and Italian bank financing. The acquisition became effective on January 18, 2000.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended April 24, 1999 and for the nine months ended January 29, 2000 present the results of operations of the Company as if the acquisitions had occurred at the beginning of the periods presented. The Unaudited Pro Forma Consolidated Financial Data for the fiscal year ended April 24, 1999 and for the nine months ended January 29, 2000 have been prepared by the Company's management and are not necessarily indicative of the Company's results of operations had the acquisitions actually occurred on the assumed dates, nor are they necessarily indicative of the Company's results of operations for any future period. In the opinion of management, all necessary adjustments have been made to fairly present this pro forma information. The Unaudited Pro Forma Consolidated Financial Data are based on the historical financial statements of High Voltage Engineering Corporation and subsidiaries, Charles Evans and Associates, Inc. and Ansaldo Sistemi Industriali S.p.A. and subsidiaries and give effect to the assumptions and adjustments set forth in the accompanying notes. References to the Company's pro forma fiscal year ended April 24, 1999, combine, on a pro forma basis, the results of High Voltage Engineering Corporation and subsidiaries for the fiscal year ended April 24, 1999, Charles Evans & Associates, Inc. and Ansaldo Sistemi Industriali S.p.A and subsidiaries for the last twelve months ended March 31, 1999. References to the Company's pro forma nine months ended January 29, 2000, combine, on a pro forma basis, the results of High Voltage Engineering Corporation and subsidiaries for the nine months ended January 29, 2000, Charles Evans and Associates, Inc. for the nine months ended January 29, 2000 and Ansaldo Sistemi Industriali S.p.A and subsidiaries for the nine months ended December 31, 1999. The fiscal year end of Charles Evans and Associates, Inc. and Ansaldo Sistemi Industriali S.p.A. and subsidiaries were on December 31.

    The acquisition of Charles Evans and Associates, Inc. has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based the fair values at the date of the acquisition.

    The acquisition of Ansaldo Sistemi Industriali S.p.A. has been accounted for using the purchase method of accounting. The allocation of the aggregate purchase price for the acquisition, together with the liabilities assumed pursuant thereto, to the net assets acquired has been based on management's preliminary estimate, based on a preliminary appraisals of the fair value of such assets and liabilities. Adjustments to asset values and liabilities in the final allocation may differ from these estimates, which could impact future earnings.

    The Unaudited Pro Forma Consolidated Financial Data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the unaudited consolidated financial statements of High Voltage Engineering Corporation and subsidiaries for the nine months ended January 29, 2000 filed with the Securities and Exchange Commission, on Form 10-Q on file.

              HIGH VOLTAGE ENGINEERING CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE FISCAL YEAR ENDED APRIL 24, 1999
                             (DOLLARS IN THOUSANDS)

                                                              HISTORICAL                   PRO FORMA
                                                        -----------------------   --------------------------
                                                          HVE(a)      CE&A(b)     ADJUSTMENTS      COMBINED
                                                        ---------   -----------   -----------     ----------
                                                                    (Unaudited)
Net sales ......................................        $248,054    $   22,085    $   (1,180) (d)  $268,959
Cost of sales ..................................         159,209        16,003          (598) (d)   174,714
                                                                                         100  (e)
                                                        ---------   -----------   -----------     ----------
     Gross profit ..............................          88,845         6,082          (682)        94,245
Administrative and selling expenses ............          51,655         3,790           (10) (d)    56,417
                                                                                          11  (e)
                                                                                         420  (f)
                                                                                         551  (g)
Research and development expenses ..............          17,579            77                       17,656
Restructuring charge ...........................             580            --                          580
Reimbursed environmental and litigation
  costs-net ....................................             293            --                          293
Other ..........................................          (1,424)         (125)                      (1,549)
                                                        ---------   -----------   -----------     ----------
     Income from operations ....................          20,162         2,340        (1,654)        20,848
Interest expense ...............................          19,854         1,201        (1,201) (i)    19,854
Interest income ................................           1,897            37                        1,934
                                                        ---------   -----------   -----------     ----------
     Income from continuing operations
       before income taxes .....................           2,205         1,176          (453)         2,928
Income taxes (credit) ..........................          (2,112)           --            --  (j)    (1,642)
                                                                                         470  (k)
                                                        ---------   -----------   -----------     ----------
     Income from continuing operations .........           4,317         1,176          (923)         4,570
     Preferred dividend ........................          (4,329)           --                       (4,329)
     Accretion of redeemable preferred stock ...            (443)           --                         (443)
                                                        ---------   -----------   -----------     ----------
(Loss) income applicable to common stockholders
     before extraordinary item .................        $   (455)   $    1,176    $     (923)       $  (202)
                                                        =========   ===========   ===========     ==========
Ratio of earnings to fixed charges(o)...........           1.09x
Net income (loss) per common share:
  Continuing operations ........................        $(420.13)
  Net (loss) income applicable to common
   stockholders ................................        $(420.13)
                                                        =========
Net (loss) income per common share--assuming dilution:

  Continuing operations ........................        $(217.46)
  Net (loss) income applicable to common
   stockholders ................................        $(217.46)
                                                        =========
Weighted average common stock outstanding ......           1,083
                                                        =========
Weighted average common stock outstanding and
 dilutive equivalents outstanding ..............           1,237
                                                        =========

                                                           HISTORICAL            PRO FORMA
                                                          -----------   --------------------------
                                                             ASI(c)     ADJUSTMENTS      COMBINED
                                                          -----------   -----------     ----------
                                                          (Unaudited)
Net sales ......................................
Cost of sales ..................................

                                                           ----------   -----------     ----------
     Gross profit ..............................
Administrative and selling expenses ............



Research and development expenses ..............
Restructuring charge ...........................
Reimbursed environmental and litigation
  costs-net ....................................
Other ..........................................
                                                           ----------   -----------     ----------
     Income from operations ....................
Interest expense ...............................
Interest income ................................
                                                           ----------   -----------     ----------
     Income from continuing operations
       before income taxes .....................
Income taxes (credit) ..........................

                                                           ----------   -----------     ----------
     Income from continuing operations .........
     Preferred dividend ........................
     Accretion of redeemable preferred stock ...
                                                           ----------   -----------     ----------
(Loss) income applicable to common stockholders
     before extraordinary item .................
                                                           ==========   ===========     ==========
Ratio of earnings to fixed charges(o)...........                                              .  x
Net income (loss) per common share:
  Continuing operations ........................
  Net (loss) income applicable to common
   stockholders ................................                                         $      .
                                                                                        ==========
Net (loss) income per common share--assuming dilution:

  Continuing operations ........................
  Net (loss) income applicable to common
   stockholders ................................                                         $      .
                                                                                        ==========
Weighted average common stock outstanding ......                                            1,083
                                                                                        ==========
Weighted average common stock outstanding and
 dilutive equivalents outstanding ..............                                            1,237
                                                                                        ==========


           See accompanying Notes to Unaudited Pro Forma Consolidated
                            Statement of Operations.

              HIGH VOLTAGE ENGINEERING CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JANUARY 29, 2000
                              (DOLLARS IN THOUSANDS)

                                                               HISTORICAL                     PRO FORMA
                                                        -------------------------    --------------------------
                                                          HVE(a)        CE&A(b)      ADJUSTMENTS      COMBINED
                                                        ---------     -----------    -----------     ----------
                                                       (Unaudited)    (Unaudited)
Net sales ......................................        $164,401      $   15,636     $     (788) (d)  $179,249
Cost of sales ..................................         108,934          11,601           (485) (d)   120,053
                                                                                              3  (e)
                                                        ---------     -----------    -----------     ----------
     Gross profit ..............................          55,467           4,035           (306)        59,196
Administrative and selling expenses ............          34,735           2,955             (2) (e)    37,850
                                                                                             70  (f)
                                                                                             92  (g)
Research and development expenses ..............          13,901              74                        13,975
Write off of purchased in-process research and
   development .................................              --           1,650         (1,650) (h)
Restructuring charge ...........................           1,375              --                         1,375
Reimbursed environmental and litigation
  costs-net ....................................              12              --                            12
Other ..........................................           3,896              --                         3,896
                                                        ---------     -----------    -----------     ----------
     Income from operations ....................           1,548            (644)         1,184          2,088
Interest expense ...............................          15,334             274           (274) (i)    15,334
Interest income ................................             376              17                           393
                                                        ---------     -----------    -----------     ----------
     Income from continuing operations
       before income taxes .....................         (13,410)           (901)         1,458        (12,853)
Income taxes (credit) ..........................             897              --             --  (j)       897
                                                                                             --  (k)

                                                        ---------     -----------    -----------     ----------
     Income from continuing operations .........         (14,307)           (901)         1,458         13,750
     Preferred dividend ........................          (3,930)             --                        (3,930)
     Accretion of redeemable preferred stock ...            (337)             --                          (337)
                                                        ---------     -----------    -----------     ----------
(Loss) income applicable to common stockholders
     before extraordinary item .................        $(18,574)     $     (901)    $    1,458       $(18,017)
                                                        =========     ===========    ===========     ==========
Ratio of earnings to fixed charges(o) ..........              --
Net (loss) income per common share:
  Continuing operations ........................     $(17,150.51)
  Net (loss) income applicable to common
   stockholders ................................     $(17,150.51)
                                                     ============
Net (loss) income per common share--assuming dilution:
  Continuing operations ........................
  Net (loss) income applicable to common
   stockholders ................................

Weighted average common stock outstanding ......           1,083
                                                      ===========
Weighted average common stock outstanding and
 dilutive equivalents outstanding ..............



                                                           HISTORICAL            PRO FORMA
                                                         -----------   --------------------------
                                                            ASI(c)     ADJUSTMENTS      COMBINED
                                                         -----------   -----------     ----------
                                                         (Unaudited)
Net sales ......................................
Cost of sales ..................................

                                                          ----------   -----------     ----------
     Gross profit ..............................
Administrative and selling expenses ............

Research and development expenses ..............
Write off of purchased in-process research and
   development .................................
Restructuring charge ...........................
Reimbursed environmental and litigation
  costs-net ....................................
Other ..........................................
                                                          ----------   -----------     ----------
     Income from operations ....................
Interest expense ...............................
Interest income ................................
                                                          ----------   -----------     ----------
     Income from continuing operations
       before income taxes .....................
Income taxes (credit) ..........................
                                                          ----------   -----------     ----------
     Income from continuing operations .........
     Preferred dividend ........................
     Accretion of redeemable preferred stock ...
                                                          ----------   -----------     ----------
(Loss) income applicable to common stockholders
     before extraordinary item .................
                                                          ==========   ===========     ==========
Ratio of earnings to fixed charges(o) ..........                                            .  x
Net (loss) income per common share:
  Continuing operations ........................
  Net (loss) income applicable to common
   stockholders ................................                                       $      .
                                                                                       ==========
Net (loss) income per common share--assuming dilution:
  Continuing operations ........................
  Net (loss) income applicable to common
   stockholders ................................                                       $      .
                                                                                       ==========
Weighted average common stock outstanding ......                                          1,083
                                                                                       ==========
Weighted average common stock outstanding and
 dilutive equivalents outstanding ..............                                          1,237
                                                                                       ==========


           See accompanying Notes to Unaudited Pro Forma Consolidated
                            Statement of Operations.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                             STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED APRIL 24, 1999
                  AND THE NINE MONTHS ENDED JANUARY 29, 2000
                             (DOLLARS IN THOUSANDS)

(a) For purposes of the Unaudited Pro Forma Consolidated Statement of Operations, the term "HVE" refers to High Voltage Engineering Corporation and subsidiaries.

(b) For purposes of the Unaudited Pro Forma Consolidated Statement of Operations, the term "CE&A" refers to Charles Evans & Associates, Inc.

(c) For purposes of the Unaudited Pro Forma Consolidated Statement of Operations, the term "ASI" refers to Ansaldo Sistemi Industriali, S.p.A. and subsidiaries.

(d) Reflects a decrease of $1,180 and $788 in net sales, $598 and $485 in cost of sales, $10 and $2 in administrative and selling expenses for the fiscal year ended April 24, 1999 and nine months ended January 29, 2000, respectively, resulting from the reversal of equipment purchases by CE&A from PHI.

(e) Reflects an increase in depreciation expense resulting from a valuation by management, based on an appraisal, of both the estimated fair value of the fixed assets acquired and their estimated remaining service lives as of November 22, 1999. Such assets will be depreciated over their estimated remaining service lives which range from three to thirty-three years. The increase in depreciation expense is allocated $100 and $3 to cost of sales and $11 and $0 to administrative and selling expenses, respectively, for the fiscal year ended April 24, 1999 and the nine months January 29, 2000. The allocation of the increase in depreciation expense is based upon the allocation of historical depreciation expense in the results of operations of CE&A for the nine months ended March 31, 1999.

(f) Reflects $420 and $70 of amortization of cost in excess of net assets acquired, totaling $8.4 million, over 20 years resulting from the acquisition for the fiscal year ended April 24, 1999 and the nine months ended January 29, 2000, respectively.

(g) Reflects $551 and $92 of amortization of intangible assets, totaling $11.0 million, resulting form the acquisition of CE&A for the fiscal year ended April 24, 1999 and January 29, 2000, respectively.

(h) Reflects the reversal of $1,650 for the write off of purchased in-process research and development that was charged to historical earnings resulting from the acquisition of CE&A on July 2, 1999.

(i) Reflects the reversal of historical interest expense as a result of the payoff of current and long-term debt of CE&A.

(j) Reflects the provision for income taxes as a result of applying the Company's effective tax rat of 40% to all pro forma adjustments.

(k) The provision for income taxes reflects provisions that would have been recorded had CE&A been a C Corporation for tax purposes during the periods shown using an estimated tax rate of 40%.

      (c)   Exhibits.

            EXHIBIT NO.  DESCRIPTION

               2.1 Share Purchase Agreement, dated as of October 7, 1999, by and between High Voltage Engineering Corporation and Ansaldo Invest S.p.A.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2000                      HIGH VOLTAGE ENGINEERING
                                          CORPORATION

                                          By: /s/ JOSEPH W. MCHUGH, JR.

                                              -------------------------------
                                          Name: Joseph W. McHugh, Jr.
                                          Title: Chief Financial Officer